Exhibit 99.2

SPECIAL MEETING OF STOCKHOLDERS OF Oak Park River Forest Bankshares, April 12, 2019 Inc. Please detach along perforated line and mail in the envelope provided. dated as of October 17, 2018, by and between Oak Park Special Meeting, if necessary or appropriate, as Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attor ney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. A proposal to adopt the Agreement and Plan of Merger, River Forest Bankshares, Inc. and Byline Bancorp, Inc., as such agreement may be amended from time to time, pursuant to which Oak Park River Forest Bankshares, Inc. will merge with and into Byline Bancorp, Inc., with Byline as the surviving corporation (which we refer to as the “merger proposal”). 2. A proposal to approve one or more adjournments of the determined by Oak Park River Forest Bankshares, Inc., to solicit additional proxies in favor of the merger proposal. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and Proposal 2. Signature of StockholderDate: Signature of Stockholder Date:

Oak Park River Forest Bankshares, Inc. Proxy for Special Meeting of Stockholders on April 12, 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Walter F. Healy and Thomas S. Manfre, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Oak Park River Forest Bankshares, Inc., to be held at 10:00 a.m. (local time) on April 12, 2019, at the Forsyth Building Community Room, Second Floor, 1011 Lake Street, Oak Park, Illinois 60301, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.)